Child, Van Wagoner & Bradshaw, PLLC
CERTIFIED PUBLIC ACCOUNTANTS

Douglas W. Child, CPA
Marty D. Van Wagoner, CPA
J. Russ Bradshaw, CPA
William R. Denney, CPA
Roger B. Kennard, CPA
Russell E. Anderson, CPA
Scott L. Farnes

# Report of Independent Registered Public Accounting Firm

To the Board of Directors
Northern Construction Holdings, Ltd.

We have audited the consolidated balance sheets of Northern Construction Holdings, Ltd. (the Company) as of May 31, 2008 and 2007, and the related consolidated statements of operations and other comprehensive income, changes in stockholders' equity, and cash flows for the years ended May 31, 2008 and 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Northern Construction Holdings, Ltd. as of May 31, 2008 and 2007, and the results of its operations and its cash flows for the years ended May 31, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

Since our previous report dated October 5, 2008, it was determined that the financial statements needed restatement to make corrections as described in note 14.

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah

October 5, 2008, except note 14 which is dated March 18, 2009

1284 W. Flint Meadow Dr. #D
Kaysville, Utah 84037
Telephone 801.927.1337
Facsimile 801.927.1344

5296 S. Commerce Dr. #300
Salt Lake City, Utah 84107
Telephone 801.281.4700
Facsimile 801.281.4701

Suite B, 4F
North Cape Commercial Bldg.
388 King's Road
North Point, Hong Kong

www.cpaone.net

NORTHERN CONSTRUCTION HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS

	May 31, 2008	May 31, 2007
	(Restated)	(Restated)
Assets
Current assets
Cash and cash equivalents	$836,978	$181,691
Net trade accounts receivable	10,035,581	7,003,351
Prepayments	245,495	41,438
Inventories	1,316,445	1,267,213
Total current assets	12,434,499	8,493,693

Property and equipment
Office trailers	1,765,632	1,603,299
Machinery and equipment	1,309,183	651,865
Vehicles	1,101,315	837,641
Furniture and office equipment	452,431	410,363
Construction in progress	1,439,429	-
Total property, plant and equipment	6,067,990	3,503,168

Accumulated depreciation	(1,679,688)	(943,108)
Net property, plant and equipment	4,388,302	2,560,060

Other receivables	472,451	162,839
Related party receivables	236,042	1,518,297
Total other assets	708,493	1,681,136

Total assets	$17,531,294	$12,734,889

Liabilities and stockholders' equity
Current liabilities
Trade accounts payable	$5,503,200	$3,143,681
Related party payable	677,930	71,408
Other payables	557,676	104,411
Accrued expenses	268,156	282,386
Customer deposits	-	556,722
Short-term notes payable	-	653,544
Total current liabilities	7,006,962	4,812,152

Minority Interests	577,995	433,770

Stockholders' equity
Common stock, $0.1282 par value, 10,000 shares authorized, 10,000 shares issued.	1,282	1,282
Additional paid in capital	1,366,739	1,366,739
Retained earnings	7,294,422	5,729,730
Accumulated other comprehensive income	1,283,894	391,216
Total stockholders' equity	9,946,337	7,488,967

Total Liabilities and stockholders' equity	$17,531,294	$12,734,889

See accompanying notes to financial statements

NORTHERN CONSTRUCTION HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year ended May 31, 2008	Year ended May 31, 2007
	(Restated)	(Restated)

Sales revenues	$39,302,543	$25,426,347

Cost of goods sold	33,050,443	22,195,049

Gross profit	6,252,100	3,231,298

Operating expenses
Selling expense	234,209	210,821
Bad debt expenses	288,030	233,771
General and administrative expenses	468,419	298,826
Total operating expenses	990,658	743,418

Net operating income	5,261,442	2,487,880

Other income (expense)
Interest expense	(40,312)	(2,750)
Other expense	(138,468)	(71,474)
Total other income (expense)	(178,780)	(74,224)

Net income before income taxes	5,082,662	2,413,656

Income Taxes	-	-

Net income before minority interests	5,082,662	2,413,656

Minority Interests	280,325	132,148

Net income	$4,802,337	$2,281,508

Foreign Currency Translation Adjustment	892,678	319,191

Comprehensive Income	$5,695,015	$2,600,699

Earning Per Share - Basic and Diluted	$480.23	$228.15

Basic and diluted shares outstanding	10,000	10,000

See accompanying notes to financial statements

NORTHERN CONSTRUCTION HOLDINGS, LTD.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

					Accumulted Other
	Common Stcok		Paid-in	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Income	Totals

Balance: May 31, 2006 Restated	10,000	$1,282	$1,366,739	$4,654,714	$72,025	$6,094,760

Foreign currency translation adjustment					319,191	319,191

Net income				2,281,508		2,281,508

Dividend Paid	-	-	-	(1,206,492)	-	(1,206,492)

Balance: May 31, 2007 Restated	10,000	$1,282	$1,366,739	$5,729,730	$391,216	$7,488,967

Foreign currency translation adjustment					892,678	892,678

Net income				4,802,337		4,802,337

Dividend Paid	-	-	-	(3,237,645)	-	(3,237,645)

Balance: May 31, 2008 Restated	10,000	$1,282	$1,366,739	$7,294,422	$1,283,894	$9,946,337

See accompanying notes to financial statements

NORTHERN CONSTRUCTION HOLDINGS, LTD.
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year ended May 31, 2008	Year ended May 31, 2007
	(Restated)	(Restated)
Cash flows from operating activities:
Net income	$4,802,337	$2,281,508
Adjustments to reconcile net income to net cash provided by operations:
Minority Interest	280,325	132,148
Depreciation and amortization	610,200	421,617
Provision for allowance on accounts receivable	288,030	233,771
Changes in operating liabilities and assets:
Trade accounts receivable	(2,485,354)	648,381
Prepayments	(84,800)	287,404
Inventories	75,262	(413,759)
Other receivables	(358,017)	(83,535)
Trade accounts payable	1,942,866	(2,023,543)
Other payables	423,612	(28,517)
Accrued expenses	(40,759)	(7,167)
Customer deposits	(583,548)	543,640
VAT tax payable	-	(113,637)
Net cash provided by operating activities	4,870,154	1,878,311

Cash flows from investing activities:
Fixed assets additions	(839,019)	(623,266)
Construction in progress	(1,370,069)	-
Payments from related party receivable	1,398,731	-
Net cash used by investing activities	(810,357)	(623,266)

Cash flows from financing activities:
Proceeds from short-term notes payable	-	638,187
Payment for short-term notes payable	(685,035)	-
Proceeds from related party payable	615,859	-
Payment to related party payable	-	(716,796)
Dividend paid	(3,228,152)	(1,151,926)
Dividend paid to minority interest	(197,022)	(124,447)
Net cash used by financing activities	(3,494,350)	(1,354,982)

Effect of rate changes on cash	89,840	10,637

Increase (decrease) in cash and cash equivalents	655,287	(89,300)
Cash and cash equivalents, beginning of period	181,691	270,991
Cash and cash equivalents, end of period	$836,978	$181,691

Supplemental disclosures of cash flow information:
Interest paid in cash	$50,589	$-
Income taxes paid in cash	$-	$-

 See accompanying notes to financial statement

NORTHERN CONSTRUCTION HOLDINGS, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   Nature of operations

NORTHERN CONSTRUCTION HOLDINGS, LTD., (“the Company”) was incorporated in February 2008 in Hong Kong. In April 2008, NORTHERN CONSTRUCTION set up the Beijing Fortune Capital Management Co., Ltd., (“BFCM”) a corporation duly organized under the laws of the People’s Republic of China (“PRC”) with RMB 95,000,000 to get 95% of its total shares. In May 2008, Beijing Fortune Capital Management Co., Ltd. acquired 99.5% of Beijing Chengzhi Qianmao Concrete Co., Ltd. (“Beijing Chengzhi”). This acquisition was accounted for as a transfer of entities under common control. The Company’s fiscal year end is May 31.

Beijing Chengzhi Qianmao Concrete Corporation Ltd. ("Beijing Concrete") was established in January, 2002. The company specializes in the production of ready-mixed concrete and other special high-performance concrete for developers and the construction industry.

2.   Basis of Presentation

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). This basis differs from that used in the statutory accounts of the Company, which were prepared in accordance with the accounting principles and relevant financial regulations applicable to enterprises in the PRC.  All necessary adjustments have been made to present the financial statements in accordance with US GAAP.

3.   Summary of Significant Accounting Policies

Economic and Political Risks

The Company faces a number of risks and challenges as a result of having primary operations and marketing in the PRC. Changing political climates in the PRC could have a significant effect on the Company’s business.

Control by Principal Stockholders

The directors, executive officers and their affiliates or related parties own, beneficially and in the aggregate, the majority of the voting power of the registered capital of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company’s assets.

Principles of Consolidation

The consolidated financial statements include the financial statements of Northern Construction Holdings, Ltd., and its wholly-owned and majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The Company’s foreign subsidiaries have fiscal year ends of May 31 and the results are consolidated up to that date. Minority interests consist of other stockholders’ ownership interests in majority-owned subsidiaries of the Company.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents includes cash on hand and demand deposits held by banks. Deposits held in financial institutions in the PRC are not insured by any government entity or agency.

Accumulated Other Comprehensive Income

Accumulated other comprehensive income represents foreign currency translation adjustments.

Trade Accounts Receivable

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. Trade accounts receivable are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. An allowance for doubtful accounts is established and determined based on management’s assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment.

NORTHERN CONSTRUCTION HOLDINGS, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company receives revenue from sales of concrete products. We recognize revenue when all four revenue recognition criteria have been met: persuasive evidence of an arrangement exists, we have delivered the product, the fee is fixed or determinable and collection is reasonably assured. Our product delivered to customers would be checked on site by customers and once the products are accepted by customers they will sign the check or notes payable. There is no warranty issue after the delivery.

The Company recognizes its revenues net of value-added taxes (“VAT”). The Company is subject to VAT which is levied  at the rate of 17% on the invoiced value of sales. The Company enjoys a free VAT policy according to the national policy, which encourages the development of the cement industry if the manufacturer satisfies the environmental protection requirements. The Company enjoys the free VAT policy from January 1st, 2006 and has been reviewed every year by the local tax bureau.

Shipping Income and Expense

EITF 00-10 “Accounting for Shipping and Handling fees and Costs” establishes standards for the classification of shipping and handling costs. All amounts billed to a customer related to shipping and handling are classified as revenue. All costs incurred by the Company for shipping and handling are included in cost of sales.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Inventories

Inventories are stated at the lower of cost, determined on a weighted average basis, and net realizable value. Net realizable value is the estimated selling price, in the ordinary course of business, less estimated costs to complete and dispose.

Property and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of the assets. Major renewals are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation related to property and equipment is reported in cost of revenues. Property, plant and equipment are depreciated over their estimated useful lives as follows:

Office trailers	10 years
Machinery and equipment	3-8 years
Furniture and office equipment	5-8 years
Motor vehicles	3-5 years

Depreciation expense included in general and administration expenses for the fiscal year ended May 31, 2008 and 2007 was $121,105 and $112,822, respectively. Depreciation expense included in cost of sales for the fiscal year ended May 31, 2008 and 2007 was $489,095 and $308,795, respectively.

Construction in progress represents direct costs of construction and design fees incurred for the Company’s new project in TangShan District. All construction costs associated with this project are accumulated and capitalized as construction in progress. The construction in progress is closed out to the appropriate asset classification when the project is substantially complete, occupied, or placed into service. No depreciation is provided until it is completed and ready for its intended use. At May 31, 2008, the costs involved with construction in progress amounted to $1,439,429.

NORTHERN CONSTRUCTION HOLDINGS, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Summary of Significant Accounting Policies (continued)

Impairment of Long-Lived and Intangible Assets

Long-term assets of the Company are reviewed annually to assess whether the carrying value has become impaired according to the guidelines established in Statement of Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  No impairment of assets was recorded in the periods reported.

Advertising Costs

The Company expenses non-direct advertising costs as incurred. The Company did not incur any direct response advertising costs during the years ended May 31, 2008 and 2007 to be capitalized and deferred to future periods.

Foreign Currency and Comprehensive Income

The accompanying financial statements are presented in US dollars. The functional currency is the Renminbi (“RMB”) of the PRC. The financial statements are translated into US dollars from RMB at year-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

On July 21, 2005, the PRC changed its foreign currency exchange policy from a fixed RMB/USD exchange rate into a flexible rate under the control of the PRC’s government. We use the Closing Rate Method in currency translation of the financial statements of the Company.

RMB is not freely convertible into the currency of other nations. All such exchange transactions must take place through authorized institutions. There is no guarantee the RMB amounts could have been, or could be, converted into US dollars at rates used in translation.

Income Taxes

The Company has implemented SFAS No.109 “Accounting for Income Taxes”, which provides for a liability approach to accounting for income taxes. Deferred income taxes result from the effect of transactions that are recognized in different periods for financial and tax reporting purposes. The Company has recorded no deferred tax assets or liabilities as of May 31, 2008 and 2007.  There are no material timing differences and therefore no deferred tax asset or liability as of May 31, 2008 and 2007. There are no net operating loss carry forwards as of May 31, 2008 and 2007.

Under the Income Tax Laws of the PRC, the Company’s subsidiaries are generally subject to an income tax at an effective rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments. Currently, the Company is charged at 0% income tax expense for the fiscal years ended May 31, 2008 and 2007.  The exemption of income tax to the Company will last until December 31, 2010 and from year 2011, the Company will be subject to an income tax at an effective rate of 25%. The current income tax expense and deferred tax expense for the fiscal years ended May 31, 2008 and 2007 are as follows:

	May 31, 2008	May 31, 2007
Current tax expense	$-	$-
Deferred tax expense	$-	$-

Restrictions on Transfer of Assets Out of the PRC

Dividend payments by the Company are limited by certain statutory regulations in the PRC. No dividends may be paid by the Company without first receiving prior approval from the Foreign Currency Exchange Management Bureau. However, no such restrictions exist with respect to loans and advances.

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with the Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings per share". Basic net earnings per share is based upon the weighted average number of common shares outstanding. Diluted net earnings per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method.

NORTHERN CONSTRUCTION HOLDINGS, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.   Allowance for doubtful accounts

We maintain an allowance for doubtful accounts which reflects our best estimate of potentially uncollectible trade receivables. We regularly review our trade receivables allowances by considering such factors as historical experience, credit-worthiness, the age of the trade receivable balances and current economic conditions that may affect a customer’s ability to pay.

	May 31, 2008	May 31, 2007
Trade accounts receivable	$10,323,611	$7,237,122
Allowance for doubtful accounts	(288,030)	(233,771)
Net trade accounts receivable	$10,035,581	$7,003,351

5.   Prepayments

Prepayments consist of the prepaid expenses and the monies deposited with the suppliers for purchasing vehicles and raw material. The total outstanding amount was $245,495 and $41,438 as of May 31, 2008 and May 31, 2007, respectively. There is no provision made for the prepayment at May 31, 2008 and May 31, 2007.

6.   Other receivables

Other receivables consist of insurance claims and the temporary lending to the staff with no fixed repayment date and with no interest bearing on it. The Allowances on the other accounts receivable are recorded when circumstances indicate collection is doubtful for particular accounts receivable.  The Company provides for allowances on a specific account basis. The total outstanding amount was $472,451 and $162,839 as of May 31, 2008 and May 31, 2007, respectively. There is no provision made for the other receivables at May 31, 2008 and May 31, 2007.

7.   Inventory

Inventory is stated at weighted average cost and consisted of the following:
	May 31, 2008	May 31, 2007
Raw materials	$1,316,445	$1,267,213

8.   Other payables

Other payables consist of the following as of May 31, 2008 and 2007:
	May 31, 2008	May 31, 2007
Commission payable	$407,205	$92,614
Staff deposit	150,471	11,797
Total other payables	$557,676	$104,411

Commission expense has been included in cost of goods sold.

9.   Related Party Transactions

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

NORTHERN CONSTRUCTION HOLDINGS, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.   Related Party Transactions (Continued)

Total outstanding amount of related party payable was $625,252 and $0 as of May 31, 2008 and 2007, respectively. These loans bear no interest and have no fixed payment terms. Currently, the related party payable consists of the following:

	May 31, 2008	May 31, 2007
Yang Rong (Director)	$98,574	$71,408
Lao Zhan (Common shareholder)	524,416	-
Heng Jian (Common shareholder)	20,394	-
Liao Guiping (Director's wife)	34,546	-
	$677,930	$71,408

Total outstanding amount of related party receivables was $236,042 and $1,518,297 as of May 31, 2008 and 2007, respectively. These receivable require no interest and have no fixed re-payment terms. Currently the receivables from related party consist of the following:

	May 31, 2008	May 31, 2007
RongHua Chang Shen Transportation (Common shareholder)	$91,667	$6 48,156
Yang Ming (Director's brother)	144,375	-
Yang Yong (Director)	-	870,141
	$2 36,042	$1 ,518,297

10. Operating Lease Commitment

As of May 31, 2008, the Company was committed to minimum rentals for the leased land under long-term non-cancellable operating leases as follows:

Fiscal Year Ended May 31,
2009	$51,819
2010	51,819
2011	51,819
2012	51,819
2013	51,819
There after	119,641
Total:	$378,736

11. Minority Interests

Minority interests consist of other stockholders’ ownership interests in majority-owned subsidiaries of the Company, which is about 5.8% of the total ownership. As of May 31, 2008 and 2007, the balance of minority interests was $577,995 and $433,770 respectively.

12. Earnings Per Share

Earnings (loss) per share for the years ended May 31, 2008 and 2007 is determined by dividing net income (loss) for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding. At May 31, 2008 and 2007, there were no dilutive securities.

13. Employee Welfare Plan

The Company has established its own employee welfare plan in accordance with Chinese law and regulations. The Company makes annual contributions of 14% of all employees' salaries to an employee welfare plan.  The total expense for the above plan was $23,499 and $34,568 for the years ended May 31, 2008 and 2007, respectively.

NORTHERN CONSTRUCTION HOLDINGS, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. Restatement of Previously Issued Financial Statements

Subsequent to the issuance of the consolidated financial statements for the years ended May 31, 2008 and 2007, we noted minority interest ownership has not been accounted properly. Beijing Fortune Capital Management Co., Ltd owns 99.5% of Beijing Concrete, however, 95% was used in our previously reported 2008 and 2007 consolidated financial statements.

Accordingly, these accompanying consolidated financial statements have been restated for the items mentioned above from the amounts previously reported.
The cumulative effect of this change on balance sheet is presented as followings:

	Restated	As previously reported	Restated	As previously reported
	May 31, 2008		May 31, 2007

Liabilities and stockholders' equity
Current liabilities
Trade accounts payable	$5,503,200	$5,503,200	$3,143,681	$3,143,681
Related party payable	677,930	625,252	71,408	-
Other payables	557,676	557,676	104,411	104,411
Accrued expenses	268,156	268,156	282,386	282,386
Customer deposits	-	-	556,722	556,722
Short-term notes payable	-	-	653,544	653,544
Total current liabilities	7,006,962	6,954,284	4,812,152	4,740,744

Minority Interests	577,995	901,345	433,770	735,121

Stockholders' equity
Common stock, $0.1282 par value, 10,000 shares	1,282	1,282	1,282	1,282
Additional paid in capital	1,366,739	1,366,739	1,366,739	1,366,739
Retained earnings	7,294,422	6,968,391	5,729,730	5,477,127
Accumulated other comprehensive income	1,283,894	1,339,253	391,216	413,876
Total stockholders' equity	9,946,337	9,675,665	7,488,967	7,259,024

Total Liabilities and stockholders' equity	$17,531,294	$17,531,294	$12,734,889	$12,734,889

The cumulative effect of this change on the statement of operation is presented as followings:

	Restated	As previously reported	Restated	As previously reported
	Year ended May 31, 2008		Year ended May 31, 2007

Net income before minority interests	5,082,662	5,082,662	2,413,656	2,413,656

Minority Interests	280,325	500,179	132,148	235,332

Net income excluding minority interests	$4,802,337	$4,582,483	$2,281,508	$2,178,324

Foreign Currency Translation Adjustment	892,678	925,377	319,191	337,679

Comprehensive Income	$5,695,015	$5,507,860	$2,600,699	$2,516,003
	-	-	-	-
Earning Per Share - Basic and Diluted	480.23	458.25	228.15	217.83
Basic and diluted shares outstanding	10,000	10,000	10,000	10,000

14. Restatement of Previously Issued Financial Statements (continued)

The cumulative effect of this change on balance sheet is presented as followings:

	Year ended May 31, 2008		Year ended May 31, 2007

	(Restated)	As Previously Reported	(Restated)	As Previously Reported
Cash flows from operating activities:
Net income	$4,802,337	4,582,483	$2,281,508	$2,178,324
Adjustments to reconcile net income
to net cash provided by operations:
Minority Interests	280,325	500,179	132,148	235,332

15.	Segment Reporting

Statement of Financial Accounting Standards No. 131 (SFAS 131), “Disclosure about Segments of an Enterprise and Related Information” requires use of the management approach model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

As the Company sells its product, concrete, through China, it is not needed to report revenues by segment.

16.	Concentration of Credit Risks and Uncertainties

Concentration of credit risk exists when changes in economic, industry or geographic factors similarly affect groups of counter parties whose aggregate credit exposure is material in relation to the Company’s total credit exposure.

The Company had sales to one major customer, which represented 17% of the Company’s total sales for the fiscal year ended May 31, 2008, and had sales to four major customers, which represented 32%, 16%, 12% and 10%  of the Company’s total sales for the fiscal year ended May 31, 2007.

One customer accounted for 10% of the Company’s accounts receivable balance at May 31, 2008. Three customers accounted for 22%, 19% and 11% of the Company’s accounts receivable balance at May 31, 2007.

The top five major vendors account for 45% of the Company’s total cost of revenue for the fiscal year ended May 31, 2008, with one major vendor representing 19% of total cost of revenue. The top five major vendors account for 58% of the Company’s total cost of revenue for the fiscal year ended May 31, 2007 with one major vendor representing 29% of total cost of revenue.

One major vendor accounted for 24% of the Company’s accounts payable at May 31, 2008. Three vendors accounted for 24%, 16%, and 10% of the Company’s accounts payable at May 31, 2007.

The Company’s exposure to foreign currency exchange rate risk primarily relates to cash and cash equivalents and short-term investments, denominated in the U.S. dollar. Any significant revaluation of RMB may materially and adversely affect the cash flows, revenues, earnings and financial position of the Company.

NORTHERN CONSTRUCTION HOLDINGS, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17.	Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107 (SFAS 107), “Disclosures about Fair Value of Financial Instruments” requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company considers the carrying amount of cash, accounts receivable, other receivables, related party receivables, accounts payable, accrued liabilities and other payables to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

18.	Contingencies

The Company has not, historically, carried any property or casualty insurance. No amounts have been accrued for any liability that could arise from the lack of insurance. Management feels the chances of such an obligation arising are remote.

Deposits in banks in the PRC are not insured by any government entity or agency, and are consequently exposed to risk of loss. Management believes the probability of a bank failure, causing loss to the Company, is remote.

19.	Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141R, "Business Combinations" ("SFAS No. 141R"). SFAS No. 141R amends SFAS 141 and provides revised guidance for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed, and any noncontrolling interest in the acquiree. It also provides disclosure requirements to enable users of the financial statements to evaluate the nature and financial effects of the business combination. It is effective for fiscal years beginning on or after December 15, 2008 and will be applied prospectively. We are currently evaluating the impact of adopting SFAS No. 141R on our consolidated financial statements.

In December 2006, the FASB issued SFAS No. 157 “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset. The provisions are effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of the statement.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment to FASB Statement No. 115”. This statement permits companies to choose to measure many financial instruments and other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement of accounting for financial instruments. This statement applies to all entities, including not for profit. The fair value option established by this statement permits all entities to measure eligible items at fair value at specified election dates. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company is currently assessing the impact adoption of SFAS No. 159 will have on its financial statements.

In December 2007, the Financial Accounting Standards Board issued FASB No. 160, “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51”. FASB 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. FASB 160 will become effective as of the beginning of the Company's fiscal year beginning after December 15, 2008. The Company is currently evaluating the impact that the adoption of FASB No. 160 will have on its consolidated financial condition or results of operations.

NORTHERN CONSTRUCTION HOLDINGS, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19.	Recent Accounting Pronouncements (continued)

In March 2008, the FASB issued SFAS No. 161 (SFAS 161), “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133”. This statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. We are currently assessing the potential effect of SFAS 161 on our financial statements.

In March 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with US GAAP. This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. We do not expect the implementation of this statement to have an impact on our results of operations or financial position.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts”. This statement clarifies accounting standards applicable to financial guarantee insurance contracts and specifies certain disclosures. This statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, except certain disclosures are effective for periods beginning after June 30, 2008. This statement  will  be effective for financial statements  issued  for fiscal years beginning after December 15, 2008.  The Company does not expect the adoption of SFAS 163 will have a material impact on its financial condition or results of operation.